CREDIT AGREEMENT

Dated as of May 22, 2020

by and among

AMERCO

as Borrower,

PNC BANK, NATIONAL ASSOCIATION,

as Agent for all Lenders,

and

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

****************************************

PNC CAPITAL MARKETS LLC,

as Sole Lead Arranger and Sole Bookrunner

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent

CUSIP # 02358NAA1

CUSIP # 02358NAB9

TABLE OF CONTENTS

Page

ARTICLE I

THE CREDITS

Section 1.1 Amounts and Terms of Commitments.1

Section 1.2 Notes1

Section 1.3 Interest.1

Section 1.4 Loan Accounts2

Section 1.5 Procedure for Borrowing; Conversions, Continuations.2

Section 1.6 [Reserved].4

Section 1.7 Optional Prepayments.4

Section 1.8 Mandatory Prepayments.4

Section 1.9 Fees5

Section 1.10 Payments by the Borrower.5

Section 1.11 Payments by the Lenders to Agent; Settlement.6

Section 1.12 [Reserved].7

Section 1.13 Defaulting Lenders.7

ARTICLE II

CONDITIONS PRECEDENT

Section 2.1 Conditions of Loans8

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Financial Condition.10

Section 3.2 Corporate Existence and Power11

Section 3.3 Power; Corporate Authorization; No Contravention11

Section 3.4 Governmental Authorization12

Section 3.5 Validity and Binding Effect12

Section 3.6 Litigation12

Section 3.7 No Default12

Section 3.8 Use of Proceeds; Margin Regulations12

Section 3.9 Title to Property13

Section 3.10 Taxes13

Section 3.11 No Material Adverse Effect13

Section 3.12 Environmental Matters.13

Section 3.13 Regulated Entities14

Section 3.14 Solvency14

Section 3.15 ERISA14

Section 3.16 Brokers’ Fees; Transaction Fees14

Section 3.17 Insurance14

Section 3.18 Affected Financial Institution14

Section 3.19 Jurisdiction of Organization; Chief Executive Office15

Section 3.20 Full Disclosure15

Section 3.21 OFAC15

Section 3.22 Patriot Act, Etc15

Section 3.23 Labor Relations15

Section 3.24 [Reserved]16

Section 3.25 Patents, Trademarks, Copyrights, Licenses, Etc16

Section 3.26Senior Debt Status16

Section 3.27 No Offsetting Claims16

Section 3.28 Liens in the Collateral16

ARTICLE IV

AFFIRMATIVE COVENANTS

Section 4.1 Financial Statements16

Section 4.2 Certificates; Other Information17

Section 4.3 Notices.18

Section 4.4 Preservation of Corporate Existence, Etc19

Section 4.5 Maintenance of Property19

Section 4.6 Insurance19

Section 4.7 Payment of Obligations19

Section 4.8 Environmental Laws.20

Section 4.9 Compliance with Laws21

Section 4.10 Inspection of Property and Books and Records21

Section 4.11 Use of Proceeds21

Section 4.12 Sanctions and Other Anti-Terrorism Laws; Anti-Corruptions Laws21

Section 4.13 Federal Income Tax Refund Claims21

Section 4.14 Further Assurances.22

Section 4.15 Beneficial Ownership Certification and Other Additional Information.22

Section 4.16 Post-Closing Covenant.23

ARTICLE V

NEGATIVE COVENANTS

Section 5.1 Consolidations and Mergers23

Section 5.2 Limitation on Indebtedness and Contingent Obligations23

Section 5.3 Margin Stock; Use of Proceeds23

Section 5.4 Changes in Accounting, Name or Jurisdiction of Organization23

Section 5.5 OFAC; Patriot Act23

Section 5.6 Sanctions23

Section 5.7 Organization Documents24

Section 5.8 Burdensome Agreements24

Section 5.9 Bank Accounts24

ARTICLE VI

FINANCIAL COVENANTS

Section 6.1 Fixed Charge Coverage Ratio24

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1 Events of Default24

Section 7.2 Remedies26

Section 7.3 Rights Not Exclusive27

Section 7.4 Enforcement of Rights and Remedies27

ARTICLE VIII

THE AGENT

Section 8.1 Appointment and Duties.27

Section 8.2Binding Effect28

Section 8.3 Use of Discretion.28

Section 8.4 Delegation of Rights and Duties28

Section 8.5 Reliance and Liability.29

Section 8.6 Agent Individually30

Section 8.7 Lender Credit Decision.30

Section 8.8 Expenses; Indemnities; Withholding.31

Section 8.9 Resignation of Agent.32

Section 8.10 Collateral Matters.32

Section 8.11 No Reliance on Agent’s Customer Identification Program32

Section 8.12 Certain ERISA Matters.33

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendments and Waivers.33

Section 9.2 Notices; Effectiveness; Electronic Communications.35

Section 9.3 Electronic Execution36

Section 9.4 No Waiver; Cumulative Remedies36

Section 9.5 Costs and Expenses37

Section 9.6 Indemnity.37

Section 9.7 [Reserved].38

Section 9.8 Successors and Assigns.38

Section 9.9 Non Public Information; Confidentiality.41

Section 9.10 Set off; Sharing of Payments.43

Section 9.11 Counterparts; Facsimile Signature43

Section 9.12 Severability44

Section 9.13 Captions44

Section 9.14 Independence of Provisions44

Section 9.15 Interpretation44

Section 9.16 No Third Parties Benefited44

Section 9.17 Governing Law and Jurisdiction.44

Section 9.18 Waiver of Jury Trial45

Section 9.19 Entire Agreement; Release; Survival.45

Section 9.20 Patriot Act46

Section 9.21 Replacement of Lender46

Section 9.22 Duration; Survival46

Section 9.23 [Reserved].46

Section 9.24 Actions in Concert46

Section 9.25 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.47

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 10.1 Taxes.47

Section 10.2 Illegality.50

Section 10.3 Increased Costs and Reduction of Return.51

Section 10.4 Funding Losses.52

Section 10.5 Inability to Determine Rates52

Section 10.6 Certificates of Lenders.53

Section 10.7 Effect of Benchmark Transition Event.53

ARTICLE XI

DEFINITIONS

Section 11.1 Defined Terms.55

Section 11.2 Other Interpretive Provisions.72

Section 11.3 Accounting Terms and Principles.73

Section 11.4 Payments.74

Section 11.5 LIBOR Notification74

Section 11.1 Divisions74

SCHEDULES

Schedule 1.1 Commitments

Schedule 3.19 Jurisdiction of Organization; Chief Executive Office

Schedule 3.27 Offsetting Claims

Schedule 11.1 Federal Income Tax Refund Claims

EXHIBITS

Exhibit 4.2(b) Form of Compliance Certificate

Exhibit 11.1(a) Form of Assignment and Assumption

Exhibit 11.1(b) Form of Loan Notice

Exhibit 11.1(c) Form of Note

Exhibit 11.1(d) Form of Notice of Loan Prepayment

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 22, 2020, by and among AMERCO, a Nevada corporation (the “Borrower”), the several financial institutions from time to time party to this Agreement as lenders (collectively, the “Lenders” and each individually, a “Lender”) and PNC BANK, NATIONAL ASSOCIATION, as the administrative agent for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a $200,000,000 term loan facility upon and subject to the terms and conditions set forth in this Agreement to be used by the Borrower and its Subsidiaries for working capital, general corporate purposes and capital expenditures;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

THE CREDITS

Section 1.1Amounts and Terms of Commitments.

(a)Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower contained herein, each Lender severally and not jointly agrees to make term loans (each such loan, a “Loan” and, collectively, the “Loans”) to the Borrower on the Closing Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender’s Commitment, following proper delivery of a Loan Notice pursuant to Section 1.5 hereof.

(b)The obligations of each Lender to make Loans to the Borrower shall equal its Commitment; provided that no Lender’s Loan to the Borrower shall exceed its Commitment.  The Lenders shall have no obligation to make Loans hereunder after the Closing Date, and any portion of the Commitments not drawn on the Closing Date shall automatically expire.  The Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay (including, for the avoidance of doubt, in connection with a mandatory prepayment) and reborrow under this Agreement.

(c)The Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 1.2Notes.  The Loans made by each Lender shall be evidenced by this Agreement and, if requested by such Lender, a Note payable to such Lender or its registered assigns.

Section 1.3Interest.

(a)Subject to subsections 1.3(c) and 1.3(d), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.  Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest payable under this Agreement for Base Rate Loans shall be made on the basis of a year of 365/366 days.  All other computations of fees and interest payable under this Agreement shall be made on the basis of a 360 day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest on mandatory prepayments of principal under Section 1.8 shall be due on the date such mandatory prepayment is due.

(c)Upon the occurrence of an Event of Default and until such time such Event of Default is cured or waived, each Obligation and other amounts due hereunder (in each case whether or not overdue) shall bear interest (after as well as before entry of judgment thereon to the extent permitted by law) at a rate per annum equal to the sum of the rate of interest applicable to Base Rate Loans (i.e. the sum of the Base Rate plus the Applicable Margin) plus an additional two percent (2.00%) from the date of such Event of Default until the earlier of (i) the date when such amount owed is paid in full in cash and (ii) the date the Event of Default is cured or waived.  The Borrower acknowledges that the increase in rates referred to in this clause (c) reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by the Agent.

(d)Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

Section 1.4Loan Accounts.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type, amount and maturity of its Loans and payments with respect thereto.

Section 1.5Procedure for Borrowing; Conversions, Continuations.

(a)The Borrowing to be made on the Closing Date, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by: (A) telephone (except in the case of the Borrowing on the Closing Date) or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Agent of a Loan Notice; provided further Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each such notice must be received by the Agent not later than 10:00 a.m. eastern time (i) three (3) Business Days prior to the requested date of any Borrowing of (in the case of the Closing Date only), conversion to or continuation of Eurodollar Rate Loans, (ii) on the requested date of any Borrowing of (in the case of the Closing Date only) Base Rate Loans and (iii) the last day of the preceding Interest Period with respect to any conversion of Eurodollar Rate Loans to Base Rate Loans.  Each Loan Notice given pursuant to this Section 1.5 must be appropriately completed and signed by a Responsible Officer of the Borrower.  Each conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of at least $5,000,000.  Each conversion to Base Rate Loans shall be in a principal amount of at least $1,000,000.  Each Loan Notice shall be irrevocable.  Each Loan Notice and each telephonic notice shall specify (i) whether the Borrower is requesting a Borrowing (in the case of the Closing Date only), a conversion of Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed (in the case of the Closing Date only), converted or continued, (iv) the Type of Loans to be borrowed (in the case of the Closing Date only) or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of (in the case of the Closing Date only), conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except to the extent the Agent and Lenders shall have received an indemnification substantially consistent with the terms of Section 10.4 in form and substance acceptable to the Agent, any Loans made on the Closing Date shall initially be Base Rate Loans.

(b)Following receipt of a Loan Notice, the Agent shall promptly notify each relevant Lender of the requested conversion or continuation, and if no timely notice of a conversion or continuation is provided by the Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 1.5(a).  In the case of the Borrowing on the Closing Date, subject to the terms of Section 1.1 and Section 2.2 hereof, each Lender shall make an amount equal to its Commitment available to the Agent in immediately available funds at the Agent’s Office on the Business Day specified in the applicable Loan Notice such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Loans to the Borrower in Dollars and immediately available funds at the Agent’s Office prior to 2:00 p.m. eastern time on the Closing Date; provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Loans of such Lender on the Closing Date, and such Lender shall be subject to the repayment obligation in Section 1.11(a) below.

(c)Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans, subject to the obligation of the Borrower to pay any indemnity required under Section 10.4.

(d)The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in the Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)After giving effect to the Borrowing, all conversions of Loans from one Type to the other and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect.

(f)Upon satisfaction of the applicable conditions set forth in Section 2.1, the proceeds of the Borrowing will be made available to the Borrower by the Agent by wire transfer of such amount to a deposit account of the Borrower specified by the Borrower.

(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Agent and such Lender.

Section 1.6[Reserved].

Section 1.7Optional Prepayments.

(a)The Borrower may, upon notice to the Agent pursuant to delivery to the Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Loan(s) in whole or in part without premium or penalty subject to Sections 10.3 and 10.4; provided that, unless otherwise agreed by the Agent, (i) such notice must be received by the Agent not later than 1:00 p.m. eastern time (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans and (ii) optional partial prepayments of the Loans shall be in amounts not less than $1,000,000 and shall be applied in the manner set forth in Section 1.10(c).  Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage).  All Notices of Loan Prepayment shall be irrevocable.  The principal amount of the Loans for which a Notice of Loan Prepayment is given, together with interest on such principal amount and any additional amounts required pursuant to Section 10.4, shall be due and payable on the date specified in such Notice of Loan Prepayment as the date on which the proposed prepayment is to be made.

(b)Subject to Section 1.13, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

Section 1.8Mandatory Prepayments.

(a)Payment on Maturity Date.  The Borrower shall pay to the Agent, for the account of the Lenders, the principal amount of all of the Loans on the Maturity Date in an amount equal to the aggregate principal amount of all Loans outstanding on such date, together with all accrued and unpaid interest thereon and all other amounts payable hereunder.

(b)Federal Income Tax Refund Claims.  Within three (3) Business Days after receipt of any and all refunds, credits, money or other proceeds (the “Tax Refunds”) arising from, related to or connected with the Federal Income Tax Refund Claims, the Borrower shall prepay an aggregate principal amount of the Loans equal to one hundred percent (100%) of such Tax Refunds, together with accrued interest on such principal amount, and until the date of such payment, such Tax Refunds shall be held in trust for the Agent.  For the avoidance of doubt, the payment of breakage costs under Section 10.4 in the case of prepayments of Eurodollar Rate Loans other than on the last day of the relevant Interest Period shall not be required in connection with mandatory prepayments made pursuant to this subsection (b).

(c)Application of Prepayments.  Subject to subsection 1.10(c), any prepayments of the Loans pursuant to Section 1.7  or this Section 1.8 shall be applied first to any Base Rate Loans then outstanding and then to outstanding Eurodollar Rate Loans with the shortest Interest Periods remaining.

Section 1.9Fees.  The Borrower shall pay to (i) the Agent, for the Agent’s own account and/or for the account of the Lenders (including the Agent), as applicable, and (ii) the Lead Arranger, for the Lead Arranger’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower, the Agent and the Lead Arranger dated as of April 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Fee Letter”).

Section 1.10Payments by the Borrower.

(a)All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be payable prior to 2:00 p.m. eastern time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, recoupment, counterclaim or other deduction of any kind, and an action therefor shall immediately accrue.  Such payments shall, except as otherwise expressly provided herein, be made to the Agent (for the ratable account of the Persons entitled thereto) at the Agent’s Office, including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder).  Subject to Section 1.13, the Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  Any payment which is received by the Agent later than 2:00 p.m. eastern time may in the Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Borrower hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation.

(b)Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day.

(c)During the continuance of an Event of Default, the Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by the Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all amounts collected or received by the Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Agent payable or reimbursable by the Borrower under the Loan Documents;

second, to payment of costs and expenses, including Attorney Costs, of Lenders payable or reimbursable by the Borrower under the Loan Documents;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and the Lenders;

fourth, to payment of principal of the Obligations;

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

Section 1.11Payments by the Lenders to Agent; Settlement.

(a)Funding by Lenders; Presumptions by Agent.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon eastern time on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s Applicable Percentage of such Borrowing, the Agent may assume that such Lender has made such amount available on such date in accordance with Section 1.5(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Overnight Bank Funding Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

(b)Payments by Borrower; Presumptions by Agent.  Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Overnight Bank Funding Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. A notice of the Agent to any Lender or the Borrower with respect to any amount owing under subsection (a) or this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article I, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Loan set forth in Article II are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 8.8 are several and not joint.  The failure of any Lender to make any Loan, or to make any payment under Section 8.8 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, or to make its payment under Section 8.8.

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)Insufficient Funds.  If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to Section 1.10(c), (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(g)Procedures.  Agent is hereby authorized by the Borrower and each other Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized, but not shall not be obligated, to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, the Platform.

Section 1.12[Reserved].

Section 1.13Defaulting Lenders.

(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.1.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.10 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the

Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Article 2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.  No Defaulting Lender shall be entitled to receive any fee payable under Section 1.9 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure.  If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.1Conditions of Loans.  The obligation of each Lender to make Loans hereunder is subject to satisfaction of the following conditions precedent:

(a)Loan Documents.  Agent shall have received this Agreement and each of the other Loan Documents duly executed by the parties thereto, each in form and substance satisfactory to the Agent and each Lender.

(b)Projections.  The Borrower shall have delivered to the Agent the Projections.

(c)Borrower’s Certificate.  The Borrower shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, of the Borrower dated as of the date hereof signed by a Responsible Officer of the Borrower (i) certifying to (A) all action taken by the Borrower to validly authorize, duly execute and deliver this Agreement and the other Loan Documents and attaching copies of such resolutions or other corporate or organizational action; (B) the names, authority and capacity of the Responsible Officers authorized to sign the Loan Documents and their true signatures; and (C) copies of its organizational documents as in effect on the Closing Date, to the extent applicable, certified as of a sufficiently recent date prior to the Closing Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of the Borrower in the state of its organization and in each state where conduct of business or ownership or lease of properties or assets requires such qualification; (ii) certifying that (A) the conditions specified in clauses (e), (f) and (g) of this Section 2.1 have been satisfied; (B) the Borrower is in compliance with each of the covenants and conditions hereunder; (C) except as disclosed in the public filings of the Borrower, dated March 31, 2019, and any subsequent Current Report on Form 8-K filed prior to the date hereof, no material adverse litigation is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries; and (D) the conditions stated in this Section 2.1 have been satisfied; and (iii) certifying that (A) the Borrower has obtained all required consents, licenses and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents, and attaching copies of such consents, licenses and approvals or (B) no such consents, licenses or approvals are required.

(d)Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Fee Letter or any other Loan Document.

(e)No Material Adverse Effect.  Since March 31, 2019, there shall been no Material Adverse Effect (and the Agent and the Required Lenders shall not have otherwise determined).

(f)Representations and Warranties.  Before and after giving effect to this Agreement, the other Loan Documents to which the Borrower is a party, the Loans and the application of proceeds thereof, (A) the representations and warranties contained in Article III hereof and the other Loan Documents shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(g)No Default or Event of Default.  No Event of Default or Default exists or would result from the Borrowing.

(h)Solvency Certificate.  The Borrower shall have delivered to the Agent a certificate of a Responsible Officer of the Borrower as to the solvency of the Borrower and all of its Subsidiaries, taken as a whole, both before and after giving effect to the transactions contemplated by this Agreement.

(i)Legal Opinions.  The Agent shall have received written opinion(s) of counsel for the Borrower dated as of the Closing Date and in form and substance satisfactory to the Agent.

(j)Lien Searches.  The Agent shall have received lien searches with respect to the Borrower in scope and with results reasonably acceptable to the Agent.

(k)Liens.  The Agent shall have received evidence that all Indebtedness not permitted under Section 5.2 shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all existing Liens have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Agent).

(l)Loan Notice. The Borrower shall have delivered to the Agent a duly executed and completed Loan Notice and funding indemnity letter.

(m)Tax Information Authorization Form.  The Agent shall have received a duly executed Form 8821, in form and substance satisfactory to the Agent, naming the Agent as an appointee of the Borrower with respect to tax information relating to the Federal Income Tax Refund Claims (the “Tax Information Authorization Form”), and the Borrower shall have filed with the IRS, or made arrangements for filing satisfactory to the Agent,  the Tax Information Authorization Form.

(n)Powers of Attorney; Engagement Letter.  The Agent shall have received (i) duly executed Closing Date Powers of Attorney and (ii) an engagement letter (including, without limitation, conflict waiver provisions) in form and substance satisfactory to the Agent, duly executed by the Borrower and the Attorney-in-Fact, and the Borrower shall have filed with the IRS, or made arrangements for filing satisfactory to the Agent, the Closing Date Powers of Attorney.

(o)Valuation.  The Borrower shall have delivered to the Agent a valuation or other documents or information, in form and substance reasonably satisfactory to the Agent, with respect to the Federal Income Tax Refund Claims.

(p)Due Diligence.  The Agent shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Agent, including, without limitation, U.S. Department of Treasury Office of Foreign Assets Control, United States Foreign Corrupt Practices Act of 1977 (“FCPA”) and “know your customer” due diligence.  The Borrower shall have provided to the Agent, in form and substance satisfactory to the Agent, documentation and other information requested by the Agent in order to comply with applicable law, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.

(q)Miscellaneous.  The Agent shall have received such other documents and additional information that the Agent shall reasonably request or require.

Without limiting the generality of the provisions of Section 8.5(b), for purposes of determining compliance with the conditions specified in this Section 2.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to Agent and each Lender that the following are, and will be, true, correct and complete:

Section 3.1Financial Condition.

(a)The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the Fiscal Year ended March 31, 2019 and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the Fiscal Year ended on such date, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO USA LLP, copies of which have heretofore been furnished to the Agent, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended.

(b)All such financial statements referenced in clause (a) of this Section 3.1, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Responsible Officer, and as disclosed therein).  Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to in clause (a) of this Section 3.1, any material guarantee obligation, contingent liability or liability for taxes, or any long term lease or unusual forward or long term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.  During the period from March 31, 2019 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at March 31, 2019.

(c)The Borrower has delivered to the Agent a summary of quarterly pro forma projected financial statements (including, without limitation, a pro forma statement of operations together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Borrower and its Subsidiaries for the Fiscal Year ended March 31, 2021 derived from various assumptions of the Borrower’s management (the “Projections”).  The Projections reflect reasonable estimates and assumptions of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower’s management, it being understood that such Projections are (i) as to future events and not to be viewed as facts, (ii) are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control and (iii) no assurance can be given that the Projections will be realized.

Section 3.2Corporate Existence and Power.  The Borrower:

(a)is a corporation, duly organized, validly existing and in good standing under the laws of Nevada;

(b)has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

(c)is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license except where the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d)is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.3Power; Corporate Authorization; No Contravention.  The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder, and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and to authorize the Borrowing under the terms and conditions of this Agreement and any Notes.  The execution, delivery and performance by the Borrower of this Agreement, and any other Loan Document to which the Borrower is party, do not and will not:

(a)contravene the terms of any of the Organization Documents of the Borrower or any of its Subsidiaries;

(b)conflict with or result in any breach or contravention of, or result in the creation of or enforcement of any Lien (other than Liens granted under the Loan Documents) under, any document evidencing any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower, its Subsidiaries or their Property is subject; or

(c)violate any Requirement of Law.

Section 3.4Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document except for those obtained or made on or prior to the Closing Date.

Section 3.5Validity and Binding Effect.  This Agreement and each other Loan Document (a) have been duly authorized, validly executed and delivered by the Borrower and (b) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.6Litigation.  Except as disclosed in the public filings of the Borrower, dated March 31, 2019, and any subsequent Current Report on Form 8-K filed prior to the date hereof, as of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, is threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective Properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, the Borrower is not the subject of an audit or, to the Borrower’s knowledge, any review or investigation by any Governmental Authority (including, without limitation, the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

Section 3.7No Default.    Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.8Use of Proceeds; Margin Regulations.  No part of the proceeds of the Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.  The Borrower does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of “purchasing” or “carrying” “margin stock”. The Borrower does not hold or intend to hold “margin stock” in such amounts that more than twenty-five percent (25%) of the reasonable value of the assets of the Borrower are or will be represented by “margin stock.”

Section 3.9Title to Property.  Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 3.10Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non payment thereof.  The Tax Returns filed in connection with the Federal Income Tax Refund Claims are true, correct and complete in all material respects.

Section 3.11No Material Adverse Effect.  Since March 31, 2019, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.12Environmental Matters.

(a)The business, properties, assets and operations of the Borrower and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws;

(b)The Borrower and its Subsidiaries hold and have held all permits, licenses, registrations and authorizations required under Environmental Laws for their business operations and for their ownership, use or operation of their properties and assets (“Environmental Permits”) and are and have been in compliance in all material respects with the Environmental Permits;

(c)No Hazardous Materials have been disposed of on or released (as used herein, “release” shall have the meaning provided in 42 U.S.C. § 9601(22)) or are otherwise present at, onto or under Properties of the Borrower or its Subsidiaries or, to the Borrower’s and its Subsidiaries’ best knowledge, any properties formerly owned, leased or operated by the Borrower or any of its Subsidiaries in a condition which could result in material liability, materially interfere with continued operations, or materially impair the fair saleable value thereof;

(d)No Hazardous Materials are located in, on or under, or have been handled, generated, stored, treated, disposed, transported, processed, released or discharged by the Borrower or its Subsidiaries or, to the Borrower’s and its Subsidiaries’ best knowledge, after due inquiry and investigation, by any other Person, at, to or from any properties currently or formerly owned, leased or operated by the Borrower or its Subsidiaries, except for those substances used by Borrower or its Subsidiaries in the ordinary course of their business in compliance with all Environmental Laws and as could not reasonably expected to give rise to material liability under Environmental Laws; and

(e)The Borrower and its Subsidiaries have received no notice of, and to the best of their knowledge and belief there exists no investigation, action, proceeding, claim, notice of violation, request for information, consent decree, consent order, administrative order or other order by any agency, authority or unit of government or by any third party which could result in any material liability, penalty, sanction or judgment under any Environmental Laws with respect to the Borrower or its Subsidiaries, nor do the Borrower and its Subsidiaries know of any basis for any of the foregoing.

Section 3.13Regulated Entities.  Neither the Borrower nor any Person controlling the Borrower is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

Section 3.14Solvency.  Both before and after giving effect to (a) the Loans made on the Closing Date, (b) the disbursement of the proceeds of such Loans by the Borrower, (c) the consummation of the other transactions contemplated by the Loan Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and all of its Subsidiaries, taken as a whole, are Solvent.

Section 3.15ERISA.  No ERISA Event has occurred, and the Borrower is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan. The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits.  The Borrower has not incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as would not reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.  Borrower has no knowledge of any event or circumstance that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.    Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each of its ERISA Affiliates for post-retirement benefits to be provided to their current and former employees under employee welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Borrower does not, in the aggregate, exceed the assets under all such plans allocable to such benefits.  The Borrower has not engaged in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code in connection with any employee benefit plan (as defined in Section 3(3) of ERISA) that would subject the Borrower to liability under ERISA and/or Section 4975 of the Code that would reasonably be expected to have a Material Adverse Effect.

Section 3.16Brokers’ Fees; Transaction Fees.  Except for fees payable to the Agent, the Lead Arranger and the Lenders, neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

Section 3.17Insurance.  As of the date hereof, the Borrower has, with respect to its Properties and business, insurance covering the risks, in the amounts and with deductible or other retention amounts, meeting the requirements of Section 4.6 hereof as of the date hereof.

Section 3.18Affected Financial Institution.  The Borrower is not an EEA Financial Institution or a UK Financial Institution.

Section 3.19Jurisdiction of Organization; Chief Executive Office.  Schedule 3.19 lists the Borrower’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of its chief executive office or sole place of business.

Section 3.20Full Disclosure.  None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of the Borrower to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that in connection with any financial projections, the Borrower represents that such projections were prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time when made.  There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower which has not been disclosed in the public filings of the Borrower prior to the date hereof or specified in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

Section 3.21OFAC.  Neither the Borrower, nor any Related Person of the Borrower, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend to, contribute to or provide or otherwise make available funds to any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Agent) of Sanctions.

Section 3.22Patriot Act, Etc.  The Borrower and each of its Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31  C.F.R., Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer”, anti-terrorism and anti money laundering rules and regulations.  The Borrower and each of its Affiliates have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of  FCPA.  The Beneficial Ownership Certification executed and delivered to the Agent and the Lenders for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.  The Borrower acknowledges and agrees that the Beneficial Ownership Certification is one of the Loan Documents.

Section 3.23Labor Relations.  The Borrower is not engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect.  As of the date hereof there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower and each of its

Subsidiaries, threatened against the Borrower before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower; and (c) no union representation question existing with respect to the employees of the Borrower and no union organizing activities are taking place with respect to any thereof.

Section 3.24[Reserved].

Section 3.25Patents, Trademarks, Copyrights, Licenses, Etc.  The Borrower  owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower, without known possible, alleged or actual conflict with the rights of others.

Section 3.26Senior Debt Status.  The Obligations rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other Indebtedness of the Borrower.

Section 3.27No Offsetting Claims. Other than as set forth on Schedule 3.27, the Federal Income Tax Refund Claims are not subject to any dispute, setoff, counterclaim, deduction or other offsetting claim of the United States of America or any department or agency thereof.

Section 3.28Liens in the Collateral.  The Security Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  No filings or recordings are required to perfect the security interests created under any Collateral Document except for filings or recordings required in connection with any such Collateral Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.  The Liens in the Collateral granted to the Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute and will continue to constitute first priority, perfected security interests.  All filing fees, Taxes and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

ARTICLE IV

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until all Obligations have been paid in full in cash (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 4.1Financial Statements.  The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year end adjustments).  The Borrower shall deliver to the Agent and each Lender by electronic transmission and in detail reasonably satisfactory to the Agent and the Required Lenders:

(a)as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO USA LLP or other independent certified public accountants of nationally recognized standing and (ii) a copy of the unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidating statements of operations, stockholders’ equity and cash flows of each of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year end audit adjustments); and

(b)as soon as available, but in any event not later than sixty (60) days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, stockholders’ equity and cash flows of each of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and for the absence of footnotes on interim financial statements); provided that, the Borrower’s obligation to deliver the financial statements pursuant to Sections 4.1(a) and (b) hereof, shall be deemed satisfied to the extent the Borrower files any such consolidated and consolidating financial statements with the Securities Exchange Commission (all of which shall be deemed delivered upon the filing thereof).

Section 4.2Certificates; Other Information.  The Borrower shall furnish to the Agent and each Lender by electronic transmission:

(a)together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of the Borrower, describing the operations and financial condition of the Borrower and its Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements) (provided that the obligation to deliver such report pursuant to this Section 4.2(a) shall be deemed satisfied to the extent the Borrower files any such report with the Securities and Exchange Commission and such report shall be deemed delivered upon the filing thereof);

(b)together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), a fully and properly completed Compliance Certificate, certifying compliance with the financial covenants set forth in Article VI hereof and setting forth the calculation of the Fixed Charge Coverage Ratio and Unencumbered Property Value Ratio in sufficient detail such that the Agent and the Lenders can determine whether the Borrower is in compliance with Sections 5.2 and 6.1, certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c)promptly after the same are sent, copies of all financial statements and regular, periodic or special reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d)promptly following any request therefor, information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and

(e)promptly, such additional business, financial, corporate affairs, and other information as the Agent may from time to time reasonably request.

Section 4.3Notices.  The Borrower shall promptly notify the Agent of each of the following (and in no event later than five (5) Business Days after a Responsible Officer of the Borrower becomes aware thereof):

(i)the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default, including a description of such Default or Event of Default and the specific provisions of this Agreement and any other Loan Document that has been breached, and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(ii)any breach or nonperformance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries, or any violation of, or noncompliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, nonperformance, default, violation or noncompliance and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(iii)(A) any litigation or proceeding affecting the Borrower in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or (B) any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its Properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (y) which could reasonably be expected to have a Material Adverse Effect, including, in each case, a description of such litigation or proceeding and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(iv)any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower and any Governmental Authority, including a description of such dispute or proceeding and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(v)any Material Adverse Effect or event or circumstance that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such event or circumstance and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(vi)any material change in accounting policies or financial reporting practices by the Borrower; and

(vii)any dispute, setoff, counterclaim, deduction or other offsetting claim of the United States of America or any department or agency thereof with respect to the Federal Income Tax Refund Claims.

(b)The Borrower shall immediately, in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, provide the Agent notice in writing setting forth the details thereof and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof.

(c)The Borrower shall immediately, upon the occurrence of any Reportable Event, provide the Agent notice in writing setting forth the details thereof and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof.

(d)The Borrower shall provide the Agent at least five (5) Business Days prior written notice of any amendment to any Organization Document of the Borrower which would be material to the interests of the Agent or the Lenders, including a copy of such amendment.

(e)The Borrower shall promptly provide such other information as the Agent or any Lender through the Agent may from time to time reasonably request.

Section 4.4Preservation of Corporate Existence, Etc.  The Borrower shall:

(a)preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable;

(b)preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business;

(c)use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

(d)continue to engage, and cause its Subsidiaries to continue to engage, in the businesses in which the Borrower and its Subsidiaries engaged in on the date of this Agreement, except (i) to the extent that the failure to so continue to engage in any such business resulted from circumstances not subject to the control of the Borrower or its Subsidiaries (as applicable), or (ii) to the extent that the failure to so continue to engage in any such business or businesses could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5Maintenance of Property.  The Borrower shall maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and shall make all necessary repairs thereto and renewals and replacements thereof.

Section 4.6Insurance.  The Borrower shall, at its own expense, maintain at all times and keep in full force and effect policies of insurance with respect to the Properties of the Borrower in such amounts, against such risks and with such terms (including deductibles, limits of liability and loss payment provisions) as are required by applicable law and consistent with industry standards, and with reputable and financially sound insurers which are not Affiliates of the Borrower or any of its Subsidiaries (except as disclosed in the public filings of the Borrower, dated March 31, 2019).

Section 4.7Payment of Obligations.  The Borrower shall pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a)all Tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower;

(b)all lawful claims which, if unpaid, would by law become a Lien upon its Property unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or (ii) where such claims could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)the performance of all obligations under any Contractual Obligation to which the Borrower is bound, or to which it or any of its Property is subject, except to the extent that the failure to perform such Contractual Obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.8Environmental Laws.

(a)The Borrower shall cause all property, managers, agents, employees and tenants to:  (i) comply with all applicable Environmental Laws applicable to the Property of the Borrower and its Subsidiaries, and obtain and comply with Environmental Permits required under Environmental Law; (ii) keep or cause the Property of the Borrower and its Subsidiaries, to be kept free from Hazardous Materials (except those substances used by the Borrower, its Subsidiaries or tenants in the ordinary course of their business, in compliance with, and not likely to give rise to liability under Environmental Laws); (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Materials on the Property of the Borrower and its Subsidiaries, except in compliance with applicable laws and regulations; (iv) in any event, not install on the Property of the Borrower and its Subsidiaries, or permit to be installed on such Property, PCBs, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead based paint; (v) prohibit the disposal and/or release of any Hazardous Materials on, at, beneath, or near the Property of the Borrower and its Subsidiaries; (vi) keep the Property of the Borrower and its Subsidiaries free from all Liens under Environmental laws, unless being challenged in good faith with appropriate proceedings; (vii) satisfy all financial assurance requirements under Environmental Laws; and (viii) use best efforts to obtain funds or reimbursement from State or Local underground storage tank funds, to the extent applicable or available.

(b)The Borrower promptly shall notify the Agent in writing should any of the Borrower or its Subsidiaries become aware of (i) any release of Hazardous Materials, or other actual or potential environmental problem or liability, with respect to or affecting the Property of the Borrower and its Subsidiaries, (ii) any Lien, notice of Lien, threatened Lien, action or notice of violation or potential liability affecting the Property of the Borrower and its Subsidiaries, (iii) the institution of any investigation, inquiry or proceeding concerning any Borrower, any of its Subsidiaries or such Property, pursuant to any Environmental Law or otherwise relating to Hazardous Materials, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in Section 3.12 of this Agreement incorrect in any respect if made at the time of such discovery but only to the extent any such matter contemplated in this Section 4.8(b) could reasonably be expected to result in material liability.  The Borrower shall promptly transmit to the Agent copies of any and all citations, orders, notices or, upon written request of the Agent, other communications relating to any of the foregoing provisions of this paragraph.

(c)Regardless of the source of contamination, the Borrower shall, at its own expense, promptly take or cause to be taken all actions necessary or advisable for the clean-up of the Property of the

Borrower and its Subsidiaries, and other property, affected by contamination in, on, under or at such Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with the all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority).  The Borrower shall further pay or cause to be paid, at no expense to the Agent or any Lender, all clean-up, administrative and enforcement and other costs of applicable governmental agencies which may be asserted against or may relate to the Property of the Borrower and its Subsidiaries.  In the event the Borrower fails to do so, or following an Event of Default, the Lender may, at its sole election, cause such affected Property, to be investigated, cleaned up and freed from any Hazardous Materials or otherwise brought into compliance with Environmental Laws and any cost incurred in connection therewith shall be for the account of the Borrower under Section 9.6.  The Agent shall have no obligation to inspect, investigate, clean up or otherwise address any Hazardous Materials.  Neither the Agent nor any Lender shall be deemed a generator or arranger for disposal of any Hazardous Materials removed from such affected Property.

Section 4.9Compliance with Laws.  The Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business.

Section 4.10Inspection of Property and Books and Records.  The Borrower shall (a) keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time with reasonable prior notice and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and with their independent certified public accountants; provided that, other than during the continuance of an Event of Default, (i) there shall be no more than four (4) such inspections during the period beginning on the Closing Date and ending on the Maturity Date and (ii) not more than one (1) inspection during any calendar year shall be at the Borrower’s expense.

Section 4.11Use of Proceeds.  The Borrower shall use the proceeds of the Loans for working capital, general corporate purposes and capital expenditures and not in contravention of any Law or of any Loan Document.

Section 4.12Sanctions and Other Anti-Terrorism Laws; Anti-Corruptions Laws.  Neither the Borrower nor any of its Subsidiaries shall become the subject of Sanctions.  The funds used to repay the Obligations shall not be derived from any violation of laws, regulations and executive orders referred to in Sections 3.21 and 3.22 or other unlawful activity.  The Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.  The Borrower and its Subsidiaries shall (a) conduct their business in compliance with the FCPA, the UK Bribery Act 2010 and all laws, regulations and executive orders referred to in Sections 3.21 and 3.22 and (b) maintain policies and procedures designed to promote and achieve compliance with all laws, regulations and executive orders referred to in Sections 3.21 and 3.22.

Section 4.13Federal Income Tax Refund Claims.  The Borrower shall promptly apply for and thereafter diligently pursue in good faith the Federal Income Tax Refund Claims. The Borrower shall promptly provide the Agent with (i) copies of the Tax Returns and all documentation, filings and notices that relate to the Federal Income Tax Refund Claims and (ii) any other documentation or information that the Agent shall reasonably request in connection with the Federal Income Tax Refund Claims.  In any event, the Borrower shall provide the Agent with copies of all documentation filed with the IRS with respect to the Federal Income Tax Refund Claims promptly within five (5) Business Days after filing.  Promptly upon request by the Agent following an Event of Default, the Borrower shall (a) endorse the Borrower’s name upon any and all notes, acceptances, checks, drafts, money orders or other evidences of payment of money relating to the Federal Income Tax Refund Claims and deposit such instruments and funds into the Blocked Account, (b) make, amend or re-file any Tax Returns or other filings relating to the Federal Income Tax Refund Claims, including, without limitation, for the purposes of directing the Tax Refunds and other proceeds of Collateral to be deposited directly into the Blocked Account or to be issued to the Borrower through the care of the Agent at the Agent’s address, (c) appear before the Treasury Department of the United States of America or any department or official thereof in order to ask, demand, receive and give acquittance for any and all amounts which may be due to the Borrower in respect of the Federal Income Tax Refund Claims, (d) take other reasonable actions in order to direct the Tax Refunds and other proceeds of Collateral to be deposited, directly or indirectly, into the Blocked Account and/or (e) accomplish other purposes consistent with the Loan Documents. Solely in the case of clauses (c), (d) and (e) above, to the extent that the Borrower fails to (x) take such requested action within two (2) Business Days of the Agent’s request or (y) take an equivalent, alternative course of action reasonably acceptable to the Agent within two (2) Business Days of the Agent’s request, then and in any such event, the Borrower shall be deemed to have irrevocably consented to the Attorney-in-Fact taking such requested action, and the Borrower shall be deemed to have irrevocably directed the Attorney-in-Fact to take such requested action.

Section 4.14Further Assurances.

(a)The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)Promptly upon request by the Agent, the Borrower shall (i) execute and deliver  updated Powers of Attorney, in form and substance satisfactory to the Agent, whether before or after the commencement of any bankruptcy, insolvency or similar proceeding, and including, without limitation, for the purposes of authorizing additional individuals under the Powers of Attorney, and (ii) take such additional actions related to any and all Powers of Attorney as the Agent may reasonably require from time to time.

(c)Promptly upon request by the Agent, the Borrower shall take such additional actions and execute such documents as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document and (ii) to better assure, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document.

(d)The Borrower shall, from time to time, at its expense, faithfully preserve and protect the Agent’s Lien on the Collateral as a continuing first priority perfected Lien and shall do such other acts and things as the Agent may reasonably deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

Section 4.15Beneficial Ownership Certification and Other Additional Information.  The Borrower shall provide to the Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to the Agent and Lenders; (ii) a new Beneficial Ownership Certification, in form and substance acceptable to the  Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Agent or any Lender from time to time for purposes of compliance by the Agent or such Lender with applicable laws (including without limitation the Patriot Act and other “know your customer” and antimony laundering rules and regulations), and any policy or procedure implemented by the Agent or such Lender to comply therewith.

Section 4.16Post-Closing Covenant.  No later than five (5) Business Days after the Closing Date (or such later date as the Agent may approve in writing in its sole discretion), the Borrower shall deliver to the Agent proof of delivery, reasonably acceptable to the Agent, evidencing the Borrower’s submission to the IRS of (i) the Tax Information Authorization Form and (ii) the Closing Date Powers of Attorney.  No later than five (5) Business Days after the submission to the IRS of the application in the name of the Borrower for refunds for the Borrower relating to loss carrybacks arising in the Borrower’s tax year ending March 31, 2020 (the “Specified Federal Income Tax Refund Claim”) (or such later date as the Agent may approve in writing in its sole discretion), the Borrower shall deliver to the Agent (i) proof of delivery, reasonably acceptable to the Agent, evidencing the Borrower’s submission to the IRS of the Specified Power of Attorney, and (ii) an assignment, in form and substance satisfactory to the Agent, of the Specified Federal Income Tax Refund Claim, executed by the Borrower in favor of the Agent.

ARTICLE V

NEGATIVE COVENANTS

The Borrower covenants and agrees that until all Obligations have been paid in full in cash (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1Consolidations and Mergers.  The Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

Section 5.2Limitation on Indebtedness and Contingent Obligations.  The Borrower shall not, directly or indirectly, incur, create assume or suffer to exist (a) Unsecured Debt Commitments or Liens on Unencumbered Property, if so doing would cause the Unencumbered Property Value Ratio to fall below 2.0 or (b) Liens (other than Liens granted under the Loan Documents) on the Collateral.

Section 5.3Margin Stock; Use of Proceeds.  The Borrower shall not use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

Section 5.4Changes in Accounting, Name or Jurisdiction of Organization.  The Borrower shall not, and in the case of subclauses (i) and (ii) shall not permit its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining its Fiscal Quarters, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without prior written notice to Agent and subject to the requirements in Section 4.3(d).

Section 5.5OFAC; Patriot Act.  The Borrower shall not, and shall not permit its Subsidiaries to, fail to comply with the FCPA, the UK Bribery Act 2010 or any other law, regulation or executive order referred to in Sections 3.21 and 3.22.

Section 5.6Sanctions.  The Borrower shall not directly or indirectly use the proceeds of any Loan, or otherwise lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender or the Agent) of Sanctions.

Section 5.7Organization Documents.  The Borrower shall not amend any of its Organization Documents (except (a) to increase or decrease the number of authorized shares of common stock, to authorize the issuance of any preferred stock, to amend or expand its directors’ and officers’ indemnification provisions, to change the size of its board of directors, to change the duration of director term of office or to change any supermajority voting requirement or (b) for amendments which would be immaterial to the interests of the Agent or the Lenders), without the prior written consent of the Agent, which shall not be unreasonably withheld or delayed.

Section 5.8Burdensome Agreements.  The Borrower shall not enter into or permit to exist any Contractual Obligation that limits the ability of any Subsidiary of the Borrower to pay dividends or make other distributions in respect of the Stock of such Subsidiary except (i) as disclosed to the Agent prior to the Closing Date, (ii) Contractual Obligations that comprise restrictions imposed by any agreement governing secured Indebtedness not otherwise prohibited hereunder that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder, and (iii) as otherwise consented to by the Agent.

Section 5.9Bank Accounts.  Following the occurrence and continuation of an Event of Default, the Borrower shall deposit any and all Tax Refunds and other proceeds of Collateral into the Blocked Account within three (3) Business Days of receipt thereof.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that until all Obligations have been paid in full in cash (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 6.1Fixed Charge Coverage Ratio.  The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 2.5 to 1.0.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1Events of Default.  Any of the following shall constitute an “Event of Default”:

(a)Nonpayment.  The Borrower fails to pay when and as required to be paid herein, any amount of principal of (including mandatory prepayments or the payment due at maturity), or interest on, any Loan, including after maturity of the Loans, or any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b)Representation or Warranty.  Any representation, warranty or certification by or on behalf of the Borrower made or deemed made herein, in any other Loan Document or which is contained in any certificate, document or financial or other statement by the Borrower, or its Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c)Specific Defaults.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 4.1, 4.2, 4.3, 4.4, 4.8, 4.9, 4.10(b), 4.11, 4.12, 4.13, 4.14 or 4.16 or Articles V or VI of this Agreement; provided, that, the Borrower’s failure to perform or observe any of the covenants contained in Sections 4.3, 4.8, 4.9, 4.12 or 5.2 shall constitute an Event of Default only if such default shall continue unremedied for a period of ten (10) Business Days;

(d)Other Defaults.  The Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of fifteen (15) Business Days;

(e)Cross Default.  (i) Any default (after giving effect to any applicable grace or cure periods) shall occur under the terms of the Existing Credit Agreement or (ii) the Borrower or any of its Subsidiaries (A) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f)Insolvency; Voluntary Proceedings.  The Borrower (i) ceases or fails to be Solvent; (ii) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (iii) voluntarily ceases to conduct its business in the ordinary course; (iv) commences any Insolvency Proceeding with respect to itself; or (v) takes any action to effectuate or authorize any of the foregoing;

(g)Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against the Borrower’s Properties with a value in excess of $50,000,000 and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of more than $50,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(i)Material Adverse Effect.  A Material Adverse Effect shall occur in the determination of the Required Lenders and the Agent.

(j)Invalidity of Loan Documents.  (i) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder or (ii) any Loan Document shall cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby.

(k)Ownership.  Any Change of Control shall occur.

(l)Uninsured Losses.  Any of the Borrower’s assets having a value in excess of $25,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter.

(m)Reportable Event.  An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $25,000,000, or the Borrower or any of its ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $25,000,000.

(n)Tax Information Authorization Form; Powers of Attorney. The Tax Information Authorization Form or any Power of Attorney shall be revoked or no longer be in full force and effect and prior to such revocation or impairment, a sufficient replacement, as determined in the Agent’s sole discretion, in form and substance acceptable to the Agent, is not executed, delivered and/or filed, as applicable.

(o)Offsetting Claims. The Federal Income Tax Refund Claims become subject to one or more disputes, setoffs, counterclaims, deductions or other offsetting claims of the United States of America or any department or agency thereof in an aggregate amount in excess of $25,000,000.

Section 7.2Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall at the request of the Required Lenders:

(a)declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

(b)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

Section 7.3Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Section 7.4Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with this Article for the benefit of all of the Secured Parties; provided that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.10 or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as the Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to this Section 7.4(c), and (ii) in addition to the matters specified in clauses (b) and (c) of the preceding proviso and subject to Section 9.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

ARTICLE VIII

THE AGENT

Section 8.1Appointment and Duties.

(a)Appointment of Agent.  Each Lender hereby appoints PNC Bank, National Association (together with any successor Agent pursuant to Section 9.8) as the Agent hereunder and authorizes the Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from the Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

(b)Duties as Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to the Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in subsection 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), and (iii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(c)Limited Duties.  Under the Loan Documents, the Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in subsection 9.8(c) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent” and “Agent” and similar terms in any Loan Document to refer to the Agent, which terms are used for title purposes only and as a matter of market custom, and are intended to create or reflect only an administrative relationship between contracting parties, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person (regardless of whether a Default or Event of Default has occurred and is continuing) and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 8.2Binding Effect.  Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by the Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion of the Lenders) and (iii) the exercise by the Agent or the Required Lenders (or, where so required, such greater proportion of the Lenders) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Lenders.

Section 8.3Use of Discretion.

(a)The Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(b)The Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or its Affiliates that is communicated to or obtained by the Agent or any of its Affiliates in any capacity.

Section 8.4Delegation of Rights and Duties.  The Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co agent, employee, attorney in fact and any other Person (including any Lender).  Any such Person may perform any and all of its duties and exercise its rights and powers by or through its Related Persons.  The exculpatory provisions of this Article shall apply to any such Person and to the Related Persons of the Agent and any Person, and shall apply to their respective activities in connection with the syndication of the credit facility as well as activities as the Agent.  The Agent shall not be responsible for the negligence or misconduct of any such Person except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Person.

Section 8.5Reliance and Liability.

(a)The Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.8, (ii) rely on the Register to the extent set forth in Section 9.8, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, the Borrower) and shall not be liable for any action taken or not taken by it in accordance with the advice of any such advisors, accountants or experts and (iv) rely and act upon any document, information, certificate, consent, statement, instrument or notice (including those transmitted by electronic transmission and including any Loan Notice or Notice of Loan Prepayment) and any telephone message or oral conversation, in each case believed by it to be genuine.

(b)None of the Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person (each as determined in a final, non appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(i)shall not be responsible or otherwise incur liability for any action or omission taken with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.2 and 9.1) or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of the Agent, when acting on behalf of the Agent);

(ii)shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of the Borrower or any Related Person of the Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to the Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Agent in connection with the Loan Documents; and

(iv)shall not have any duty to ascertain or to inquire (A) as to the performance or observance of any covenant, agreement, term, condition or other provision of any Loan Document, (B) whether any condition set forth in any Loan Document is satisfied or waived (other than to confirm receipt of items expressly required to be delivered to the Agent), (C) as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (D) as to any statement, warranty or representation made in or in connection with any Loan Document or the contents of any certificate, report or other document delivered in connection with any Loan Document or (E) as to the financial condition of the Borrower or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice in writing from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case the Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

(c)Each Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Borrower and (ii) agrees that is shall not rely on any audit or other report provided by the Agent or its Related Persons (an “Agent Report”).  Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by the Agent or its Related Persons based upon information provided by the Borrower solely for the Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by the Agent or its Related Persons regarding the operations and condition of the Borrower.  Neither the Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of the Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by the Agent or the Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d)Neither the Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither the Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against the Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless the Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

Section 8.6Agent Individually.  The Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, accept deposits from, act as financial advisor or in any other advisory capacity to, engage in any kind of business with, the Borrower or Affiliates thereof as though it were not acting as the Agent and may receive separate fees and other payments therefor.  To the extent the Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

Section 8.7Lender Credit Decision.

(a)Each Lender acknowledges that it shall, independently and without reliance upon the Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by the Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of the Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by the Agent to the Lenders, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof that may come in to the possession of the Agent or any of its Related Persons.

(b)If any Lender has elected to abstain from receiving MNPI concerning the Borrower or its Affiliates, such Lender acknowledges that, notwithstanding such election, the Agent and/or the Borrower will, from time to time, make available syndicate information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s Administrative Questionnaire who are able to receive and use all syndicate level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to the Agent and the Borrower upon request therefor by the Agent or the Borrower.  Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with the Agent, it assumes the risk of receiving MNPI concerning the Borrower or its Affiliates.

Section 8.8Expenses; Indemnities; Withholding.

(a)Each Lender agrees to reimburse the Agent (and any sub-agent thereof) and each of its Related Persons (to the extent not reimbursed by the Borrower) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, the Borrower) that may be incurred by the Agent or any of its Related Persons in connection with the investigation, development, preparation, syndication, negotiation, execution, delivery, interpretation, administration, modification, consent, waiver or enforcement (whether through negotiations, through any workout, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)Each Lender further agrees to indemnify the Agent (and any sub-agent thereof)  and each of its Related Persons (to the extent not reimbursed by the Borrower), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 10.1(c)(ii), Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against the Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final nonappealable judgment or order.

Section 8.9Resignation of Agent.

(a)The Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If the Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within thirty (30) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders and accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b)Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as the Agent under the Loan Documents and (iv) subject to its rights under Section 8.4, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as the Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as the Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

Section 8.10Collateral Matters.

(a)Each of the Lenders irrevocably authorizes the Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon the Maturity Date, or (ii) subject to Section 9.1, if approved, authorized or ratified in writing by the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders).  Upon request by the Agent at any time, the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) will confirm in writing the Agent’s authority to release its interest in particular types or items of property pursuant to this Section 8.10.

(b)The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 8.11No Reliance on Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism law or any anti-corruption law, including any programs involving any of the following items relating to or in connection with the Borrower or its Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

Section 8.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

MISCELLANEOUS

Section 9.1Amendments and Waivers.

(a)No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Agent, the Required Lenders (or by the Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by the Agent with the consent of all the Lenders directly affected thereby), in addition to the Agent and the Required Lenders (or by the Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i)increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii)postpone or delay any date fixed for, or reduce or waive, any payment (excluding the due date of any mandatory prepayment of a Loan) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (except (A) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (B) that any amendment or modification of defined terms used in the financial covenant in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii) or clause (iii) below);

(iii)reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v)amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi)discharge the Borrower from its payment Obligations under the Loan Documents, except as otherwise may be provided in this Agreement or the other Loan Documents;

(vii)release all or substantially all of the Collateral or subordinate any Lien with respect to all or substantially all of the Collateral, in each case, without the consent of all Lenders (other than Defaulting Lenders); or

(viii)amend Sections 1.10(c), 8.1(c), 8.2, 8.3, 8.5 and 9.10 or alter any provision regarding the pro rata treatment of the Lenders;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi), (vii) and (viii).

(b)No amendment, waiver or consent shall, unless in writing and signed by the Agent, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by the Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of the Agent under this Agreement or any other Loan Document.

(c)Notwithstanding anything to the contrary contained in this Section 9.1, (A) the Agent may amend Schedule 1.1 to reflect assignments entered into pursuant to Section 9.8, and (B) the Agent and the Borrower may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, defect or inconsistency therein.

Section 9.2Notices; Effectiveness; Electronic Communications.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower or the Agent, to the address, fax number, e-mail address or telephone number specified for such Person on the applicable signature page hereto;

(ii)if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article I if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)Change of Address, Etc.  Each of the Borrower and the Agent may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Agent.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)Reliance by Agent and Lenders.  The Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent, each Lender and the Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 9.3Electronic Execution.  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided further, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

Section 9.4No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between the Borrower, any Affiliate of thereof, the Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

Section 9.5Costs and Expenses.  Any action taken by the Borrower under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Agent or the Required Lenders, shall be at the expense of the Borrower, and neither the Agent nor any Lender shall be required under any Loan Document to reimburse the Borrower or any Subsidiary of thereof therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) the Agent and the Lead Arranger for all reasonable out of pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or engagement letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (in each case, whether or not the transactions contemplated thereby are consummated); (b) the Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews; (c) each of the Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation or any other related right or remedy, (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or Insolvency Proceeding) related to the Borrower, any Subsidiary of the Borrower, any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs, and (iv) and any amendments, modifications or waivers of the provisions of any Loan Document (in each case under this clause (c), whether or not the transactions contemplated thereby are consummated); and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than the Agent) incurred in connection with any of the matters referred to in clause (c) above.

Section 9.6Indemnity.

(a)The Borrower agrees to indemnify, hold harmless and defend the Agent, the Lead Arranger and each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan or the use of any securities filing of, or with respect to, the Borrower, (ii) any commitment letter, engagement letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the Borrower or any Affiliate of thereof in connection with any of the foregoing and any Contractual Obligation entered into in connection with any Platform or other electronic transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non appealable judgment or order.  Furthermore, the Borrower waives and agrees not to assert against any Indemnitee any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b)Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of the Borrower or any Related Person of the Borrower or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of the Borrower or any Related Person of the Borrower, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any Related Person of the Borrower or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by the Agent or following the Agent or any Lender having become the successor in interest to the Borrower or any Related Person of the Borrower and (ii) are attributable solely to acts of such Indemnitee.

Section 9.7[Reserved].

Section 9.8Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.8(b), (ii) by way of participation in accordance with the provisions of Section 9.8(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.8(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Persons of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(1)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(2)in any case not described in subsection (b)(i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date”, shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(2) of this Section and, in addition:

(1)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; and

(2)the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)No Assignment to Borrower.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person (or holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person).

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its pro rata share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 8.8, 9.5, 9.6, 10.1, 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.8(d).

(c)Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person (or holding company, investment vehicle or trust for, or owned and operated for, the primary benefit of a natural person) or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its

Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 10.1, 10.3 and 10.4, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.8(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.10(a) as though it were a Lender, provided such Participant agrees to be subject to Section 9.10(b) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of and stated interest on each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 10.1 or 10.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 10.1 unless such Participant provides the documentation required by Section 10.1(e) to the participating Lender.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.9Non Public Information; Confidentiality.

(a)Non Public Information.  The Agent and each Lender acknowledges and agrees that it may receive material non public information (“MNPI”) hereunder concerning the Borrower and its Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)Confidential Information.  So long as the Loans are outstanding and for a period of two (2) years thereafter, the Lenders and the Agent agree to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any

Loan Document and designated in writing by the Borrower as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.9 or (B) available to such Lender or the Agent or any of their Related Persons, as the case may be, from a source (other than the Borrower) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify the Borrower, (vii) to current or prospective assignees or participants and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.9 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or the Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by the Borrower or its Related Persons referring to a Lender or the Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.9 and those of any other Contractual Obligation entered into with the Borrower (whether or not a Loan Document), the terms of this Section 9.9 shall govern.

(c)Tombstones.  The Borrower consents to the publication by the Agent, the Lead Arranger or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark.  The Lead Arranger, the Agent or such Lender shall provide a draft of any advertising material to the Borrower for review and comment prior to the publication thereof.  Notwithstanding the foregoing, tombstones referencing the syndication and arrangement of the credit facility, or inclusion of the credit facility on lists or in other formats, in each case providing the same information as is typically included on tombstones shall not require prior notice thereof to, or acceptance by, the Borrower if such information is utilized by the Agent or the Lead Arranger for internal or external purposes.

(d)Press Release and Related Matters.  The Borrower shall not, and shall not permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of the Borrower) using the name, logo or otherwise referring to the Agent, the Lead Arranger or any of their respective Affiliates, the Loan Documents or any transaction contemplated therein to which the Agent or the Lead Arranger is a party without the prior consent of the Agent or the Lead Arranger, as applicable, except to the extent required to do so under applicable Requirements of Law and then, only after consulting with the Agent or the Lead Arranger, as applicable.

(e)Distribution of Materials to Lenders.  The Borrower acknowledges and agrees, that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrower (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, the Agent, and made available, to the Lenders by posting such Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”).  The Borrower authorizes the Agent to download copies of their logos from its website and post copies thereof on the Platform.

(f)Material Non Public Information.  The Borrower hereby agrees that if either it, any parent company or any Subsidiary of the Borrower has publicly traded equity or debt securities in the U.S., it shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”.  The Borrower agrees that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then the Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws.  The Borrower further represents, warrants, acknowledges and agrees that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI:  (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Borrower or the Agent (including, Loan Notices and any similar requests or notices posted on or through the Platform).  Before distribution of any Borrower Materials, the Borrower agrees to execute and deliver to the Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

Section 9.10Set off; Sharing of Payments.

(a)Right of Setoff.  Each of the Agent, each Lender and each Affiliate (including each branch office thereof) and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 9.10(b) is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Agent, such Lender or any of their respective Affiliates or participants to or for the credit or the account of the Borrower against any Obligation of the Borrower now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender shall exercise any such right of setoff without the prior consent of the Agent or the Required Lenders. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application made by such Lender or its Affiliates or participants; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.10 are in addition to any other rights and remedies (including other rights of setoff) that the Agent, the Lenders and their Affiliates and participants, may have.

(b)Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of the Borrower (whether voluntary or involuntary) other than pursuant to Section 9.10 or Article X, and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent for application in accordance with the terms of Section 1.13(a)(ii) hereof.

Section 9.11Counterparts; Facsimile Signature.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 9.12Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 9.13Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 9.14Independence of Provisions.  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

Section 9.15Interpretation.  This Agreement is the result of negotiations among and has been reviewed by counsel to the Borrower, the Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent’s or the Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

Section 9.16No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

Section 9.17Governing Law and Jurisdiction.

(a)Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement and the other Loan Documents (except, as to any other Loan Document, as expressly specified therein), including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b)Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement or in any other Loan Document shall limit the right of the Agent or any Lender to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Agent or the Lender, as applicable, determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)Service of Process.  The Borrower hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).

(d)Non Exclusive Jurisdiction.  Nothing contained in this Section 9.17 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 9.18Waiver of Jury Trial.  THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.19Entire Agreement; Release; Survival.

(a)THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, ENGAGEMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING THE BORROWER AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b)Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c)(i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.19, Sections 9.5 and 9.6 and Articles VIII and X and (ii) solely for the two (2) year time period specified therein, the provisions of Section 9.9, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 9.20Patriot Act.  The Agent and each Lender that is subject to the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 9.21Replacement of Lender.  Within forty five (45) days after: (i) receipt by the Borrower of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.4; or (ii) any failure by any Lender (other than Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such defaulting or non consenting Lender, as the case may be) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such defaulting or non consenting Lender, as the case may be), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrower obtains a Replacement Lender within forty five (45) days following notice of its intention to do so, the Affected Lender (or defaulting or non consenting Lender, as the case may be) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment and Assumption pursuant to Section 9.8 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.21 and presentation to such replaced Lender of an Assignment and Assumption evidencing an assignment pursuant to this Section 9.21, the Borrower shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.21 and Section 9.8.  Notwithstanding the foregoing, with respect to a Lender that is a Defaulting Lender, the Borrower or Agent may obtain a Replacement Lender and execute an Assignment and Assumption on behalf of such Defaulting Lender at any time and without prior notice to such Defaulting Lender and cause its Loans and Commitments to be sold and assigned at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.8, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

Section 9.22Duration; Survival.  All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Maturity Date.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those specified in the Notes and Sections 8.8, 9.5, 9.6, 10.1, 10.3 and 10.4 shall survive the Maturity Date.  All other covenants and agreements of the Borrower shall continue in full force and effect from and after the Closing Date and until the Maturity Date.

Section 9.23  [Reserved].

Section 9.24Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against the Borrower arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Agent or Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

Section 9.25Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

ARTICLE X

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 10.1Taxes.

(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Agent, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)If the Borrower or the Agent shall be required by applicable Laws to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Tax Indemnifications.

(i)Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Agent and each Lender, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid or payable by the Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)Without limiting the provisions of subsection (a) or (b) above, each Lender shall severally indemnify the Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.8(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection (c)(ii).

(d)Evidence of Payments.  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or the Agent to a Governmental Authority as provided in this Section 10.1, the Borrower shall  deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e)Status of Lenders; Tax Documentation.

(i)Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)executed originals of Internal Revenue Service Form W-8ECI,

(3)executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(4)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable), or

(5)executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this subparagraph (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Agent or any Lender to make available its Tax Returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 10.2Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 10.4.

Section 10.3Increased Costs and Reduction of Return.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 10.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4Funding Losses.  In addition to the compensation or payments required by Section 10.1 or 10.3, upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Notice under Section 1.5 or notice relating to prepayments under Section 1.7;

(c)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(d)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.21;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.

Section 10.5Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) the Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determine the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 10.6Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error. Such amount shall be due and payable by the Borrower to such Lender ten (10) days after such notice is given.

Section 10.7Effect of Benchmark Transition Event.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if the Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Agent has provided such proposed amendment to all Lenders, so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the Benchmark Replacement is effective, each advance, conversion to and renewal of a Eurodollar Rate Loan will continue to bear interest with reference to the Eurodollar Rate; provided, however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Eurodollar Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of Base Rate Loans, (ii) all outstanding Eurodollar Rate Loans shall automatically be converted to Base Rate Loans at the expiration of the existing Interest Period (or sooner, if the Agent cannot continue to lawfully maintain such affected Eurodollar Rate Loan) and (iii) the component of the Base Rate based upon the Eurodollar Rate will not be used in any determination of the Base Rate.

(b)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement

Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)Notices; Standards for Decisions and Determinations.  The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Agent or the Lenders pursuant to this Section 10.7 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 10.7.

(d)Certain Defined Terms.  As used in this Section 10.7:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Eurodollar Rate for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Eurodollar Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Eurodollar Rate and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Eurodollar Rate:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Agent, the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Agent announcing that the Eurodollar Rate is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with this Section 10.7 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to this Section 10.7.

“Early Opt-in Event” means a determination by the Agent that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 10.7, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or any successor thereto.

ARTICLE XI

DEFINITIONS

Section 11.1Defined Terms.

The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”	9.21
“Agent Parties”	9.2(c)
“Agent Report”	8.5(c)
“Borrower”	Preamble
“Borrower Materials”	9.9(e)
“CIP Regulations”	8.11
“Event of Default”	7.1
“FCPA”	2.1(p)
“Fee Letter”	1.9
“Indemnified Matters”	9.6(a)
“Indemnitees”	9.6(a)
“Lender” “Loan”	Preamble 1.1(a)
“Maximum Lawful Rate”	1.3(d)
“MNPI”	9.9(a)
“Participant”	9.8(d)
“Participant Register”	9.8(d)
“Platform”	9.9(e)
“Projections”	3.1(c)
“Register”	9.8(c)
“Replacement Lender”	9.21
“Specified Federal Income Tax Refund Claim”	4.16
“Tax Information Authorization Form”	2.1(m)
“Tax Refunds” “Tax Returns”	1.8(b) 3.10

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Administrative Questionnaire” means an administrative questionnaire to be completed by each Lender in form and substance acceptable to the Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person.  Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an

“Affiliate” of the Borrower or of any Subsidiary thereof solely by reason of the provisions of the Loan Documents.

“Agent” means PNC Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Agent’s Office” means the Agent’s address set forth on the Agent’s signature page hereto and, as appropriate, the account of the Agent set forth on the Agent’s signature page hereto, or such other address or account as the Agent may from time to time notify to the Borrower and the Lenders.

“Aggregate Commitment” means the combined Commitments of the Lenders, which shall initially be in the amount of $200,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Alternate Source” has the meaning specified in the definition of Eurodollar Rate.

“Applicable Margin” means (a) in the case of Base Rate Loans, one percent (1.00%) per annum and (b) in the case of Eurodollar Rate Loans, two percent (2.00%) per annum.

“Applicable Percentage” means in respect of the Commitments and Loans, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment represented by such Lender’s Commitment at such time.  If the Commitment of each Lender to make Loans has been terminated pursuant to Section 7.2, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Loans shall be determined based on the percentage of the outstanding Loans represented by the Loans of such Lender at such time.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.8(b)), and accepted by the Agent, in substantially the form of Exhibit 11.1(a) or any other form approved by the Agent.

“Attorney-in-Fact” means a third party selected by the Borrower and acceptable to the Agent.

 “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other Insolvency Proceedings).

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus one half of one percent (0.50%), (ii) the Prime Rate, and (iii) the Daily Eurodollar Rate, plus one percent (1.00%), so long as Daily Eurodollar Rate is offered, ascertainable and not unlawful.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns twenty-five percent (25%) or more of the Borrower’s equity interests and (b) a single individual with significant responsibility to control, manage or direct the  Borrower.

“Beneficial Ownership Certification” means a certificate in form and substance acceptable to the Agent (as amended or modified by the Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Account” means the Borrower’s deposit account with PNC Bank, National Association that is subject to the Control Agreement.

“Borrowing” means the borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of the Borrower and its Subsidiaries under any Capital Leases.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders,

becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty percent (50%), or more, of the Stock of the Borrower having the right to vote for the election of members of the Board of Directors of the Borrower, or (b) a majority of the members of the Board of Directors of the Borrower do not constitute Continuing Directors.

“Closing Date” means May 22, 2020.

“Closing Date Powers of Attorney” means powers of attorney, in form and substance satisfactory to the Agent, granted by the Borrower in favor of the Attorney-in-Fact on the Closing Date authorizing the Attorney-in-Fact to take action with respect to the Federal Income Tax Refund Claims (other than the Specified Federal Income Tax Refund Claim).

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Collateral” means the collateral under the Security Agreement and any other document pursuant to which the Borrower grants, or purports to grant, a Lien in favor of the Agent for the benefit of the Secured Parties.

“Collateral Documents” means the Security Agreement, the assignments of the Federal Income Tax Refund Claims, the Control Agreement and any other agreement, document or instrument granting and/or perfecting a Lien in the Collateral in favor of the Agent for the benefit of the Secured Parties, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 1.1(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and “Commitments” means the aggregate of the Commitments of all of the Lenders.

“Compliance Certificate” means a certificate in the form of Exhibit 4.2(b).

“Consolidated EBITDAR” means, for the applicable period of measurement, the total (without duplication) of (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or on which such Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; (e) any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP; plus (i) all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period; plus (ii) interest expense deducted (and minus interest income included) in calculating net income (or loss) for such period; plus (iii) all taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period; plus (iv) consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period.

“Consolidated Interest Charges” means, for any period, for the Borrower and its consolidated Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its consolidated Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors” means the directors of the Borrower on the Closing Date and each other director of the Borrower, if such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or by a Permitted Holder.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means the Deposit Account Control Agreement, dated as of the date hereof, among the Borrower, the Agent and PNC Bank, National Association, as depositary bank.

“Daily Eurodollar Rate” means, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Eurodollar Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily Eurodollar Rate as determined above would be less than one half of one percent (0.50%), such rate shall be deemed to be one half of one percent (0.50%) for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 1.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.13(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person meeting the requirements of Section 9.8(b)(iii), (v) and (vi).

 “Environmental Laws” means all applicable past, present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment or  natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages, costs and expenses of investigation and feasibility studies and costs and damages related to alleged personal injuries or adverse health effects, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against the Borrower or any Subsidiary of the Borrower as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release at any location or resulting from the ownership, lease, sublease or other operation or occupation of property by the Borrower or any Subsidiary of the Borrower, whether on, prior to or after the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status within the meaning of Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (i) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (j) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, with respect to the Eurodollar Rate Loans, for any Interest Period, the greater of (a) one half of one percent (0.50%) and (b) the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100 of 1%) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Loans and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage.  The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Eurodollar Reserve Percentage as of such effective date.  The Agent shall give prompt notice to the Borrower of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, as of any day, the maximum effective percentage in effect on such day, as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Excluded Taxes” means, with respect to the Agent or any Lender, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States, (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 10.1(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.21), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure to comply with clause (B) of Section 10.1(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 10.1(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of September 1, 2017, by and among the Borrower, the lenders party thereto and Bank of America, N.A., as agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Family Member” means, with respect to any individual, the spouse and lineal descendants (including children and grandchildren by adoption) of such individual, the spouses of each such lineal descendants, and the lineal descendants of such Persons.

“Family Trusts” means, with respect to any individual, any trusts, limited partnerships or other entities established for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, such individual.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Federal Income Tax Refund Claims” means all money and claims for refunds, credits or money due and/or to become due to the Borrower from the United States of America or any department or agency thereof arising out of any and all applications, as amended or otherwise modified from time to time, in the name of the Borrower for refunds for the Borrower tax years ending March 31, 2014 through March 31, 2017, including, without limitation, applications made on IRS Form 1139, Corporation Application for Tentative Refund, or IRS Form 4466, Corporation Application for Quick Refund of Overpayment of Estimated Tax, or through the filing of IRS Form 1120-X, Amended U.S. Corporation Income Tax Return, as a result of the Borrower carrying back net operating losses from the Borrower’s tax years ending March 31, 2018 through March 31, 2020, and those applications listed on Schedule 11.1.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower, ending on June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrower ending on March 31 of each year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrower’s Consolidated EBITDAR for the period of the four consecutive Fiscal Quarters most recently ended on or prior to such date to (b) the sum of (i) Consolidated Interest Charges for such period and (ii) consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period (without duplication of items included in Consolidated Interest Charges).

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, per- or polyfluoroalkyl substances, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is one hundred eighty (180) days after the Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every ninety (90) days after the beginning of such Interest Period and the last day of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first day of each calendar quarter after the Closing Date and the Maturity Date.

“Interest Period” means, with respect to each Eurodollar Rate Loan, the period commencing on the Business Day such Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice (or as otherwise provided herein); provided that:

(a)if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period for Loans shall extend beyond the Maturity Date.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arranger” means PNC Capital Markets LLC, as sole lead arranger and sole bookrunner.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loan Documents” means this Agreement, the Collateral Documents, the Notes, the Fee Letter and all documents delivered to Agent and/or any Lender in connection with any of the foregoing, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Loan Notice” means a notice given by the Borrower to the Agent pursuant to Section 1.5 of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, which shall be substantially in the form of Exhibit 11.1(b) or such other form as may be approved by the Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business,  assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole; provided that the impacts of the COVID-19 pandemic on the operations, business, assets, properties, liabilities, condition or prospects of the Borrower and its Subsidiaries, taken as a whole, that occurred and were disclosed to the Agent as of the Closing Date or otherwise publicly available on or prior to the Closing Date will be disregarded; (b) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Documents, or of the ability of the Borrower to perform its obligations under any Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Documents to which it is a party.  Without limiting the generality of the foregoing, any event or occurrence which results or could reasonably be expected to result in material liabilities to the Borrower shall be deemed to have a Material Adverse Effect.

“Maturity Date” means May 21, 2021.

“Multiemployer Plan” means a Pension Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions, or with respect to which the Borrower or any ERISA Affiliate has any liability (whether or not contingent).

“Multiple Employer Plan” means a Pension Plan with respect to which the Borrower or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

 “NOI” means with respect to any Property for any period of time, the amount obtained by subtracting Operating Expenses for such Property for such period from Operating Revenue for such Property for such period.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note of the Borrower payable to a Lender or its registered assigns, in substantially the form of Exhibit 11.1(c) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made to the Borrower by such Lender and “Notes” means all such Notes.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 11.1(d) or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“NYFRB” has the meaning specified in the definition of Overnight Bank Funding Rate.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, the Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Expenses” means with respect to any Property for any period of time, the total of all expenses actually paid or payable, computed on a cash accounting basis consistent with prior practice, of whatever kind relating to the operation, maintenance and management of the Property.

“Operating Revenue” means with respect to any Property for any period of time, all revenue, computed on a cash accounting basis consistent with prior practice, derived from the ownership and operation of the Property from whatever source, including, without limitation, self-storage rental revenue, retail income, rental equipment commissions and other miscellaneous income derived from such Property.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107 56, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Holder” means Edward J. Shoen, Mark V. Shoen and their Family Members, and their Family Trusts.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pension Plan” means, at a particular time, any employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiple Employer Plan but excluding a Multiemployer Plan) which is covered by Title IV of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Powers of Attorney” mean the Closing Date Powers of Attorney and the Specified Power of Attorney.

 “Prime Rate” means the interest rate per annum announced from time to time by the Agent at the Agent’s Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period: provided that if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period either (a) as published in another publication selected by the Agent or (b) in an Alternate Source (or if there shall at any time, for any reason, no longer exist any such reference or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error).

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, in each case, with respect to the interest rates on the Loans outstanding hereunder.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by the Borrower.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the indoor or outdoor environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post remedial monitoring and care with respect to any Hazardous Material.

 “Reportable Compliance Event” means the Borrower or any Related Person of the Borrower becomes subject to Sanctions or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with the FCPA, the UK Bribery Act 2010 or any other law, regulation or executive order referred to in Sections 3.21 and 3.22 or any predicate crime to any such law, regulation or executive order, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any such law, regulation or executive order.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. § 4043.

“Required Lenders” means at any time (a) if there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), (b) if there exists three (3) Lenders, two (2) Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the sum of the aggregate outstanding amount of Loans (excluding the Loans of any Defaulting Lender) and (c) if there exists more than three (3) Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the sum of the aggregate outstanding amount of Loans (excluding the Loans of any Defaulting Lender).

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 2.1, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article I, any other officer or employee of such Person so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of such Person designated in or pursuant to an agreement between the Borrower and the Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. To the extent requested by the Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Agent, appropriate authorization documentation, in form and substance satisfactory to the Agent.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Secured Parties” means, collectively, the Lenders and the Agent.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Borrower and the Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

 “Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Power of Attorney” means a power of attorney, in form and substance satisfactory to the Agent, granted by the Borrower in favor of the Attorney-in-Fact authorizing the Attorney-in-Fact to take action with respect to the Specified Federal Income Tax Refund Claim.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unencumbered Property” means, at any time with respect to the Borrower and its Subsidiaries, Real Estate of the Borrower or any Subsidiary thereof that is not (i) subject to a Lien or (ii) subject to a covenant restricting the Borrower or such Subsidiary from giving or permitting a Lien on such Real Estate.

“Unencumbered Property Value” means, at any time, with respect to each Unencumbered Property of the Borrower and its Subsidiaries, the greater of (a) the sum of the aggregate cost of acquisition of such Unencumbered Property and the aggregate cost of improvements to such Unencumbered Property (but excluding any maintenance costs and maintenance capital expenditures) and (b) the quotient, the numerator of which is the NOI of such Unencumbered Property for the twelve consecutive months most recently ended prior to such time, and the denominator of which is 0.10.

“Unencumbered Property Value Ratio” means, at any time, the ratio of (a) the sum of the Unencumbered Property Values for all Unencumbered Properties at such time to (b) Unsecured Debt Commitments.

“United States” and “U.S.” each means the United States of America.

“Unsecured Debt Commitments” means the aggregate principal amount of the Borrower’s and its Subsidiaries’ unsecured commitments for the borrowing of money.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 11.2Other Interpretive Provisions.

(a)Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.  The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)Certain Common Terms.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) the term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced; (ii) the term “including” is not limiting and means “including without limitation”; (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (iv)  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified, and reference to any Person includes such Person’s successors and assigns; (v) references to the plural include the singular, the plural, the part and the whole; (vi) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and (vii) unless otherwise specified, all references herein to times of day shall constitute references to eastern time.

(d)Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include such agreements, together with the schedules, annexes and exhibits thereto and all subsequent amendments thereto and restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Section 11.3Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless the Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary of the Borrower at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

Section 11.4Payments.

The Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by the Borrower.  Any such determination or redetermination by the Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Lender or the Borrower and no other currency conversion shall change or release any obligation of the Borrower or of any Lender (other than the Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  The Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 11.5LIBOR Notification.  Section 10.7 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

Section 11.1Divisions.   For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

AMERCO, as the Borrower

By:

 Name:

 Title:

Address for Notices:

AMERCO

5555 Kietzke Lane

Suite 100

Reno, Nevada 89511

Attn:

Facsimile:

Telephone:

Email:

Address for Wire Transfers:

JPM Chase

ABA#

Acct. Name:

Account #:

PNC BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:

 Name:

 Title:

Address for Notices:

PNC Bank, National Association

First Side Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attn:

Facsimile:

Telephone:

Email:

Reference:

with a copy to:

PNC Bank, National Association

One North Franklin Street, 29th Floor

Chicago, Illinois 60606

Attn:

Telephone:

Email:

Reference:

and

Jones Day

500 Grant Street, Suite 4500

Pittsburgh, Pennsylvania 15219-2514

Attn:

Facsimile:

Telephone:

Email:

Address for Payments:

PNC Bank, National Association

ABA/Routing Number:

Account Name:

Account Number:

Reference:

[______], as a Lender

By:

 Name:

 Title:

Schedule 1.1

Commitments

Name of Lender	Commitment
PNC Bank, National Association	$75,000,000.00
U.S. Bank National Association	$50,000,000.00
Zions Bancorporation, N.A. dba National Bank of Arizona	$25,000,000.00
Regions Bank	$25,000,000.00
UMB Bank, National Association	$25,000,000.00
Total	$200,000,000.00

Schedule 3.27

Offsetting Claims

None.

EXHIBIT 4.2(b)

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Date: [_____ __, 20__]

This Compliance Certificate (this “Certificate”) is given by AMERCO, a Nevada corporation, (the “Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement, dated as of  May 22, 2020 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and PNC Bank, National Association, as agent to the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.  This Certificate is subject to the confidentiality requirements of Section 9.9 of the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to the Agent and the Lenders, on behalf of the Borrower, that:

a.The Fixed Charge Coverage Ratio, as of the last day of the fiscal year or fiscal quarter corresponding to the financial statements with which this Certificate is being delivered, is [_____] to 1.00;

b.Exhibit A hereto is a correct calculation of the Fixed Charge Coverage Ratio;

c.The Unencumbered Property Value Ratio, as of the last day of the fiscal year or fiscal quarter corresponding to the financial statements with which this Certificate is being delivered, is [_____] to 1.00;

d.Exhibit B hereto is a correct calculation of the Unencumbered Property Value Ratio; and

e.The financial statements delivered in connection with this Certificate fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, subject to changes resulting from normal year end audit adjustments.

AMERCO

By:_______________________

Name:

Title:

Exhibit A

Fixed Charge Coverage Ratio Calculation

(a)  The Borrower’s Consolidated EBITDAR for last four consecutive Fiscal Quarters: $___________

(i)the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP $___________

(ii)minus the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person $___________

(iii)minus the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower of any of its Subsidiaries or on which such Person’s assets are acquired by the Borrower or any of its Subsidiaries $___________

(iv)minus the proceeds of any life insurance policy $___________

(iv)minus gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP $___________

(v)minus any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP $___________

(vi)plus all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period $___________

(vii)plus interest expense deducted (and minus interest income included) in calculating net income (or loss) for such period $___________

(viii)plus all taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period $___________

(ix)plus consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period $___________

The Borrower’s Consolidated EBITDAR for last four consecutive Fiscal Quarters: $___________

(b)Consolidated Interest Charges for such period:

(i)all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the  deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP $___________

(ii)plus the portion of rent expense of the Borrower and its consolidated Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP $___________

Consolidated Interest Charges for such period:

(c)consolidated rental expenses of the Borrower and its consolidated Subsidiaries for  such period (without duplication of items included in Consolidated Interest Charges) $___________

(d)(b) + (c)  $___________

(e)Fixed Charge Coverage Ratio: Ratio of (a) to (d)  ___ to ___

(f)Fixed Charge Coverage Ratio requirement (or Trigger Event) not less than 2.5 to 1.0

(g)Interest Coverage Ratio not to be less than the requirement:         Compliant:   ___ yes ___ no

Exhibit B

Unencumbered Property Value Ratio Calculation

(a)the sum of the Unencumbered Property Values for all Unencumbered Properties as of the date hereof   $______________

(b)the aggregate principal amount of the Borrower’s and its Subsidiaries’ unsecured commitments for the borrowing of money as of the date hereof $______________

(c)Unencumbered Property Value Ratio: the ratio of (a) to (b)  _______ to _______

(d)Unencumbered Property Value Ratio requirementnot less than 2.0 to 1.0

(e)Unencumbered Property Value Ratio not to be less than requirement: Compliant:___yes  ___no

EXHIBIT 11.1(a)

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount and equal to the percentage interest identified below of all the outstanding rights and obligations under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor:______________________________

2.  Assignee:______________________________

3.  Borrower: AMERCO

4.  Agent: PNC Bank, National Association, as the agent under the Credit Agreement

5.  Credit Agreement: Credit Agreement, dated as of May 22, 2020, by and among the Borrower, the Lenders from time to time party thereto and the Agent

6.  Assigned Interest:

Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[1]	CUSIP Number
Loans	$______________	$_________	__________%

Effective Date: __________________, 20__ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

 [SIGNATURES FOLLOW]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:____________________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:___________________________________

Name:

Title:

[Consented to and]  Accepted:

PNC Bank, National Association,

  as the Agent

By:____________________________________

Name:

Title:

[Consented to:]

AMERCO

By:____________________________________

Name:

Title:

 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.8(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.8(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT 11.1(b)

TO

CREDIT AGREEMENT

FORM OF LOAN NOTICE

TO:PNC Bank, National Association, as the Agent

RE:Credit Agreement, dated as of May 22, 2020 (the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), among AMERCO (the “Borrower”), the Lenders from time to time party thereto and PNC Bank, National Association, as agent to the Lenders (in such capacity, the “Agent”)

DATE:[Date]

________________________________________

The undersigned hereby requests (select one):

☐ A Borrowing of Loans

☐ A [conversion] or [continuation] of Loans

1.       On _____________________(the “Credit Extension Date”).

For a Borrowing:

1.  In the amount of $__________________.

2.  Comprised of:  ☐ Base Rate Loans

☐ Eurodollar Rate Loans

3.  For Eurodollar Rate Loans:  with an Interest Period of __ months.

For a Conversion of Continuation:

1.[a continuation, on _________, ___, as Eurodollar Rate Loans having an Interest Period of _____ months, of Loans in an aggregate outstanding principal amount of $___________ having an Interest Period ending on the proposed ate for such continuation;]

2.[a conversion, on _________, _____, to Eurodollar Rate Loans having an Interest Period of _____ months, of Loans in an aggregate outstanding principal amount of $_____________: and]

3.[a conversion, on _________, _____, to Base Rate Loans, of Loans in an aggregate outstanding principal amount of $______________.]

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Credit Extension Date:

i.the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all respects, both before and after giving effect to the proposed borrowing and any other Loan to be made on or before the Credit Extension Date, except to the extent as such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all respects as of such earlier date);

ii.no Default or Event of Default (a) has occurred and is continuing before giving effect to the proposed Borrowing and any other Loan to be made on or before the Credit Extension Date or (b) would reasonably be expected to result after giving effect to the proposed Borrowing and any other loan to be made on or before the Credit Extension Date;

iii.the Fixed Charge Coverage Ratio of the Borrower would not be less than 2.5 to 1.0 after giving pro forma effect to such Loan; and

iv.the Unencumbered Property Value Ratio would not be less than 2.0 after giving pro forma effect to such Loan.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

AMERCO, as the Borrower

By:_________________________________________

Name:

Title:

Schedule A

EXHIBIT 11.1(c)

TO

CREDIT AGREEMENT

FORM OF NOTE

Agent: PNC Bank, National Association

[Date]

Principal Amount: $[________]

FOR VALUE RECEIVED, the undersigned, AMERCO, a Nevada corporation (the “Borrower”), hereby promises to pay to [________] or its registered assigns (the “Lender”), the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to PNC Bank, National Association, as agent (the “Agent”), for the account of the Lender, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May 22, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the Loans by the Lender to the Borrower in an aggregate amount not to exceed the principal amount set forth above, the indebtedness of the Borrower resulting from the Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.17 (Governing Law and Jurisdiction), 9.18 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

This Note is a registered obligation, transferable only upon notation in the Register and in accordance with the terms and conditions of the Credit Agreement, and no assignment hereof shall be effective until recorded therein.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officers as of the day and year and at the place set forth above.

AMERCO, as the Borrower

By:__________________________________

Name:

Title:

EXHIBIT 11.1(d)

TO

CREDIT AGREEMENT

FORM OF NOTICE OF LOAN PREPAYMENT

TO:PNC Bank, National Association, as the Agent

RE:The Credit Agreement, dated as of May 22, 2020 (the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), among AMERCO (the “Borrower”), the Lenders from time to time party thereto and PNC Bank, National Association, as agent to the Lenders (in such capacity, the “Agent”).

DATE:[Date]

________________________________________

The Borrower hereby notifies the Agent that on _____________ pursuant to the terms of Section 1.7(a) (Optional Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ Optional prepayment of Loans in the following amount(s):

☐ Eurodollar Rate Loans: $________________

Applicable Interest Period:________________

☐ Base Rate Loans:  $___________________

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

AMERCO, as the Borrower

By:____________________________________________

Name:

Title: